UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 5, 2010

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	Costs Associated with Exit or Disposal Activities

On March 9, 2010, American Eagle Outfitters, Inc. (the "Company") announced that after an extensive evaluation and review of strategic alternatives, it plans to close its MARTIN+OSA concept, including all 28 stores and the online business. Although performance improved from fiscal 2008, management determined that the brand was not achieving performance levels that warrant further investment. In fiscal 2009, MARTIN+OSA generated an after-tax loss of approximately $44 million, including a non-cash impairment charge of approximately $11 million, net of tax. On March 5, 2010, the Board of Directors of the Company approved management's recommendation to proceed with the closure of the Company's MARTIN+OSA concept. The Company notified employees and issued a press release announcing this decision on March 9, 2010.

Store closures are expected to be substantially complete by the end of the second quarter of fiscal 2010. The timing of the store closures is dependent on a number of factors that include negotiating third-party agreements, adherence to notification requirements and local laws.

In conjunction with the closing of MARTIN+OSA, the Company expects the fiscal 2010 cash outflow, net of associated tax benefits, to be approximately $10 to $40 million. This is comprised of estimated pre-tax charges of $32 to $77 million, which includes lease-related items of $18 to $63 million, severance of $10 million and other charges of $4 million. Additionally, the Company estimates approximately $29 million of non-cash, pre-tax impairment charges and inventory write downs. These charges are expected to be recognized primarily over the first and second quarters of fiscal 2010.

The above estimates are preliminary and based on a number of significant assumptions and could change materially.

ITEM 2.06.	Material Impairments
The information set forth in Item 2.05 is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure
On March 9, 2010 the Company issued a press release announcing its intent to close the MARTIN+OSA concept. A copy of that press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1*	Press Release dated March 9, 2010 announcing plans to close the MARTIN+OSA concept

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: March 9, 2010	By:	/s/Joan Holstein Hilson
Joan Holstein Hilson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated March 9, 2010 announcing plans to close the MARTIN+OSA concept

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.